EXHIBIT 99.2

Robert Jones Appointed President & CEO and to the Board of Directors of Acura Pharmaceuticals, Inc.

PALATINE, Ill., July 11, 2011 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) announced today that Robert B. Jones has been appointed President and CEO. Mr. Jones had been serving in that capacity on an interim basis since May 2011, succeeding Andy Reddick who passed away on April 28, 2011. Additionally, Mr. Jones has been appointed to our Board of Directors.

Mr. Jones joined the Company in April 2008 as Senior Vice President and COO and has been instrumental in leading the development of products which utilize our proprietary abuse deterrent technologies, including Oxecta™, the first immediate-release oxycodone HCl product approved by the FDA in a formulation with features and benefits intended to minimize abuse.

Remarking on the appointment, Richard Markham, Chairman of the Board, stated, "Bob has demonstrated outstanding leadership for the Company over the past 3 years and has the necessary experience to advance the Company following the recent FDA approval of Oxecta."

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse and misuse utilizing our proprietary Aversion® and Impede® Technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each of which is on file with the U.S. Securities and Exchange Commission.

CONTACT: Peter A. Clemens, SVP  & CFO
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